UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, Aryeh (Arik) Dan and Wayne B. Weisman, current Class III directors of the Board of Directors (the “Board”) of ReWalk Robotics, Ltd. (the “Company”), notified the Board that, in order to further the Company’s previously-announced policy of routinely refreshing the composition of the Board, they will not stand for reelection at the Company’s 2023 Annual General Meeting of Shareholders (the “Annual Meeting”).  Neither Mr. Dan’s nor Mr. Weisman’s decision to not stand for reelection at the Annual Meeting was the result of any disagreement with the Company on matters relating to the Company’s operations, policies or practices. The Company extends its deepest gratitude to Mr. Dan and Mr. Weisman for their distinguished service to the Board and lasting contributions to the Company.

The Board does not expect to nominate any replacement candidates for election at the Annual Meeting and, following the Annual Meeting, anticipates reducing the size of the Board from ten (10) to eight (8) members.

Item 5.08          Shareholder Director Nominations.

The Board has set the date for the Annual Meeting as September 13, 2023.  Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s 2022 annual general meeting of shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Chief Financial Officer at the Company’s principal executive offices located at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel on or before August 7, 2023, including any notice on Schedule 14N, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals and nominations must comply with the rules and regulations promulgated by the Securities and Exchange Commission and under the Israel Companies Law 5759-1999, and with the Company's Articles of Association, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: July 28, 2023	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer